UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On October 19, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce a cooperation agreement between Suning.com and FingerMotion’s subsidiary, Shanghai JiuGe Information Technology Co., Ltd (“JiuGe”). The cooperation agreement makes JiuGe the provider of top-up service on Suning.com’s e-commerce portal. The agreement calls for JiuGe to provide operational support in the form of platform development, marketing and testing.

“Our Top-up business continues to expand,” said Martin Shen, CEO of FingerMotion, Inc. “We have now on-boarded 5 of the top 10 Chinese e-commerce portal sites. We believe this major achievement is related to our open-source technology that allows e-commerce portals to quickly integrate with our system. We have our sights set on future expansion and plan to continue pursuing the remaining e-commerce portals. We have found that the pandemic has accelerated the consumers online shopping preferences.”

October 2020 Warrant Extension

The Company’s board of directors has authorized a six month extension to the expiry date of the common stock purchase warrants that the Company issued on October 19, 2020 which have an expiry date of October 19, 2022 and an exercise price of $2.00 per share (the “October 2020 Warrants”). The new expiry date of the October 2020 Warrants is April 19, 2023.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated October 19, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: October 20, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO